Exhibit 99.1

NEWS RELEASE

For information, contact:

Media – Susan Moore (713) 309-4645

Investors – Doug Pike (713) 309-7141

Lyondell Reports First-Quarter 2006 Results

Highlights

•	Lyondell reports quarterly net income of $290 million, or $1.12 per share

•	Strong results in all segments

•	Repayment of $437 million principal amount of debt brings total debt reduction to $2.1 billion since September 2004

•	Announced plans to explore the sale of LYONDELL- CITGO Refining

•	Favorable LCR-related settlement

HOUSTON (April 27, 2006) – Lyondell Chemical Company (NYSE: LYO) today announced net income for the first quarter 2006 of $290 million, or $1.12 per share on a fully diluted basis. This compares with net income of $254 million, or 98 cents per share, for the first quarter 2005, and net income of $141 million, or 54 cents per share, for the fourth quarter 2005.

Table 1 - Lyondell Earnings Summary

Millions of dollars except per share amounts	1Q 2006	1Q 2005	4Q 2005
Sales and other operating revenues	$4,757	$4,440	$5,000
Net income	290	254	141
Basic earnings per share	1.18	1.04	0.57
Diluted earnings per share (a)	1.12	0.98	0.54
Basic weighted average shares outstanding (millions)	246.9	244.5	246.7
Diluted weighted average shares outstanding (millions) (a)	259.3	259.8	260.3

(a)	Includes the dilutive effect of the convertible debentures, stock options and warrants.

First-quarter results, excluding a settlement related to LYONDELL-CITGO Refining (LCR), were comparable to the first quarter 2005, as improved refining and propylene oxide (PO) segment results and lower interest expense offset a decline in ethylene segment results. Improvement versus the fourth quarter 2005 is primarily attributed to strong results in the refining segment versus the hurricane-damage related downtime experienced in the fourth quarter 2005.

Quarterly results reflected the following:

Millions of dollars	1Q 2006	1Q 2005	4Q 2005
LCR-related settlement(a)	$70	$—	$—
Mutual insurance consortia losses	(5)	—	(12)
Debt prepayment premiums and charges	—	(12)	(17)
Hurricane (estimated lost production)(b)	—	—	(75)
Lake Charles TDI plant shutdown	—	—	(24)

(a)	Represents the pre-tax impact of the resolution of various matters among LCR, its owners and their affiliates.
(b)	Represents Lyondell’s percentage of LCR’s estimated lost production of $130 million.

“Business results have been solid thus far in 2006, and we are pleased to have resolved several open issues in our favor. First-quarter 2006 earnings were strong, and we continued to improve our balance sheet through the repayment of $437 million principal amount of debt,” said Dan F. Smith, president and CEO of Lyondell Chemical Company. “Unfortunately, during the quarter we believe the market overreacted to the verdict in the Rhode Island lead pigment trial. This matter is far from concluded, and we expect the financial impact, if any, will be far less than the initial reaction would indicate.”

OUTLOOK

The ethylene chain has largely adjusted to resumed production following planned and unplanned outages in the industry. While this is resulting in lower product prices in the ethylene chain, profitability over the course of the year is expected to reflect industry operating rates in the mid-90 percentiles. As the summer driving season begins, conditions for the refining industry are expected to remain very tight. Despite this, U.S. refiners are removing methyl tertiary butyl ether (MTBE) from their systems, and Lyondell has shifted its MTBE sales mix to reflect this situation by emphasizing exports from the United States. Globally, MTBE margins have followed typical seasonal trends thus far in 2006.

“Volatility and current high prices in the energy markets continue to present challenges, but strong business conditions ultimately should prevail, positioning Lyondell’s chemical products for another strong year,” added Smith. “Tightness in the refining industry creates an opportune situation for the sale of the LCR refinery at a time that should maximize its value and allow us to accelerate and expand our already successful debt-reduction efforts.”

In April 2006, Lyondell was granted an arbitration award related to a commercial dispute with Bayer. The award was not reflected in first-quarter earnings. It pertains to several issues

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related to the companies’ U.S. PO and PO technology joint ventures and included declaratory judgment in Lyondell’s favor concerning interpretation of the contract provisions at issue. Lyondell was awarded approximately $121 million, plus interest of approximately $23 million, through June 30, 2005. Additional amounts subject to finalization could include pre-award and post-award interest and attorney fees, costs and expenses.

LYONDELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT

Lyondell operates in four segments: 1) Ethylene, co-products and derivatives; 2) PO and related products; 3) Inorganic chemicals; and 4) Refining, which includes Lyondell’s 58.75 percent ownership of LCR, a joint venture with CITGO Petroleum Corp.

Ethylene, Co-products and Derivatives Segment – The primary products of this segment are ethylene, ethylene co-products (propylene, butadiene and benzene), and derivatives of ethylene (polyethylene, ethylene oxygenates and vinyl acetate monomer or VAM).

Table 2 – Ethylene, Co-Products & Derivatives Financial Overview (a)

Millions of dollars	1Q 2006	1Q 2005	4Q 2005
Sales and other operating revenues	$3,152	$2,974	$3,380
Operating income	299	392	337
EBITDA (b)	397	486	438

(a)	See Table 6 for additional segment information.
(b)	See Table 9 for reconciliations of segment EBITDA to net income of Lyondell.

1Q06 v. 4Q05 – Ethylene and ethylene derivative product sales volumes increased by approximately 70 million pounds (3 percent) versus the fourth quarter 2005. Quarterly average prices for ethylene and polyethylene decreased by 9 cents and 4 cents per pound, respectively, compared with the fourth quarter 2005. The company’s cost-of-ethylene-production metric (COE) decreased by approximately 3 cents per pound versus the fourth quarter. Essentially all of this decrease is attributed to the lower price of natural-gas-based raw materials. Acetyls results improved by approximately $10 million, as margins increased due to lower raw material (natural gas and ethylene) costs.

1Q06 v. 1Q05 – Ethylene and ethylene derivative product sales volumes were relatively unchanged versus the first quarter 2005. The quarterly average prices for ethylene and polyethylene increased by 6 cents and 8 cents per pound, respectively, while the average

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ethylene glycol price decreased by approximately 5 cents per pound compared with the first quarter 2005. The company’s COE metric increased by approximately 8 cents per pound as the cost of production from both crude oil- and natural-gas-based raw materials increased. Elevated raw material costs in the first quarter 2006 resulted in a $20 million decline in acetyls results.

PO and Related Products Segment – The principal products of the PO and related products segment include PO, PO derivatives (propylene glycol, propylene glycol ethers, butanediol and butanediol derivatives), styrene, MTBE and toluene diisocyanate (TDI).

Table 3 – PO & Related Products Financial Overview (a)

Millions of dollars	1Q 2006	1Q 2005	4Q 2005
Sales and other operating revenues	$1,644	$1,523	$1,645
Operating income	117	89	35
EBITDA (b)	175	146	104

(a)	See Table 6 for additional segment information.
(b)	See Table 9 for a reconciliation of segment EBITDA to net income of Lyondell.

1Q06 v. 4Q05 – TDI results improved by approximately $40 million due to the absence of costs related to the shutdown of the Lake Charles TDI facility and higher margins. PO results improved by approximately $35 million primarily due to stronger margins. Styrene and MTBE results were relatively unchanged.

1Q06 v. 1Q05 – Versus the year-ago quarter, results improved by approximately $29 million primarily due to moderately stronger results in TDI, PO and PO derivatives, and MTBE. PO and PO derivative volumes declined primarily due to lower aircraft deicer sales volumes related to the warm winter weather compared with first quarter 2005.

Inorganic Chemicals Segment - The principal product of the inorganic chemicals segment is titanium dioxide (TiO2).

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Table 4 – Inorganic Chemicals Financial Overview (a)

Millions of dollars	1Q 2006	1Q 2005	4Q 2005
Sales and other operating revenues	$342	$318	$355
Operating income (loss)	20	21	(3)
EBITDA (b)	44	47	26

(a)	See Table 6 for additional segment information.
(b)	See Table 9 for a reconciliation of segment EBITDA to net income of Lyondell.

1Q06 v. 4Q05 – A decline in sales volumes of approximately 11,000 metric tons versus the fourth quarter 2005 was largely offset by an increase in the average sales price (in U.S. dollars) of approximately $50 per metric ton. Strong operations and lower natural gas costs resulted in a $20 million decline in production costs.

1Q06 v. 1Q05 – Sales volumes were approximately 9,000 metric tons higher than the year-ago quarter, while average sales prices were approximately $20 per metric ton higher. North and South American price increases were partially offset by lower European prices. Production costs increased compared with the first quarter 2005 due to higher raw material and natural gas costs.

Refining Segment - Lyondell owns a 58.75 percent interest in LCR, a major refiner of heavy crude oil. This interest is accounted for by the equity method.

Table 5 - Refining Financial Overview – 100% Basis (a)

Millions of dollars	1Q 2006	1Q 2005	4Q 2005
Sales and other operating revenues	$2,094	$1,536	$1,440
Operating income (loss) (b)	162	118	(23)
EBITDA (b) (c)	193	146	7

(a)	The Refining segment information presented above represents the operating results of LCR on a 100 percent basis. See Table 6 for additional segment information.
(b)	Includes an $8 million charge for the three months ended March 31, 2006, representing reimbursement to Lyondell of legal fees and expenses paid by Lyondell on behalf of LCR related to the settlement.
(c)	See Table 9 for a reconciliation of segment EBITDA to net income of LCR.

1Q06 v. 4Q05 – Refinery crude processing rates increased by approximately 92,000 barrels per day versus the fourth quarter 2005, which was impacted by hurricane damage-related fluid catalytic cracking unit downtime. The total crude processing rate averaged 261,000 barrels per day while Venezuelan contract (CSA) crude volumes averaged 221,000 barrels per day during first quarter 2006. Increased spot crude volumes more than offset a reduction in spot crude margins. The refinery also benefited from lower natural gas costs and strong operations during the first quarter 2006.

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1Q06 v. 1Q05 – Versus the first quarter 2005, operating efficiencies, premium product production and higher margins (CSA and spot crude) more than offset increased natural gas costs and lower aromatic margins. Total crude volumes were relatively unchanged.

Cash Distributions and Debt Reduction

LCR to Lyondell Chemical Company - During the first quarter 2006, LCR made a net distribution of $46 million to Lyondell Chemical Company.

Equistar to Lyondell Chemical Company and Millennium – During the first quarter 2006, Lyondell Chemical Company received $141 million of distributions from Equistar. Millennium received $59 million from Equistar during the first quarter 2006.

Millennium to Lyondell Chemical Company - There were no dividends paid by Millennium to Lyondell Chemical Company during the first quarter 2006.

Debt reduction - During the first quarter 2006, Lyondell repaid $437 million principal amount of debt, of which $237 million was Millennium debt, $150 million was Equistar debt and the $50 million balance was Lyondell parent company debt.

CONFERENCE CALL

Lyondell will host a conference call today, April 27, 2006, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO; Morris Gelb, Executive Vice President and COO; T. Kevin DeNicola, Senior Vice President and CFO; and Doug Pike, Vice President of Investor Relations. The dial-in numbers are 888-391-2385 (U.S. – toll free) and 517-645-6239 (international). The passcode for each is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

A replay of the call will be available from 1:30 p.m. ET April 27 to 6 p.m. ET on May 4. The dial-in numbers are 888-567-0440 (U.S.) and 203-369-3442 (international). The passcode for each is 5549. Web replay will be available at 2:30 p.m. ET April 27, 2006, on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET April 27 at www.lyondell.com/earnings.

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ABOUT LYONDELL

Lyondell Chemical Company, headquartered in Houston, Texas, is North America’s third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a significant producer of gasoline-blending components. The company has a 58.75 percent interest in LYONDELL-CITGO Refining LP, a refiner of heavy, high-sulfur crude oil. As a result of Lyondell’s November 30, 2004, acquisition of Millennium Chemicals Inc., Millennium and Equistar Chemicals, LP are wholly owned subsidiaries of Lyondell. Lyondell is a global company operating on five continents and employs approximately 10,000 people worldwide.

FORWARD-LOOKING STATEMENTS

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; cyclical nature of the chemical and refining industries; operating interruptions; uncertainties associated with the U.S. and worldwide economies; legal, tax and environmental proceedings; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; risks of doing business outside of the U.S.; access to capital markets; technological developments; Lyondell’s ability to implement its business strategies, including the timing of, and value received in connection with, any potential sale of the LCR refinery; and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2005, and the Lyondell, Equistar and Millennium Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006, which will be filed with the SEC in May 2006.

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SOURCE: Lyondell Chemical Company; Equistar Chemicals, LP; Millennium Chemicals Inc.

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Table 6 - Selected Unaudited Segment Financial Information (a)

	For the three months ended
	March 31,		December 31, 2005
(Millions of dollars)	2006	2005
Sales and other operating revenues (b)
Ethylene, Co-Products & Derivatives	$3,152	$2,974	$3,380
PO & Related Products	1,644	1,523	1,645
Inorganic Chemicals	342	318	355
Refining	2,094	1,536	1,440

Operating income (loss)
Ethylene, Co-Products & Derivatives	$299	$392	$337
PO & Related Products	117	89	35
Inorganic Chemicals	20	21	(3)
Refining (c)	162	118	(23)

Depreciation and amortization
Ethylene, Co-Products & Derivatives	$98	$95	$102
PO & Related Products	56	58	58
Inorganic Chemicals	24	24	22
Refining	31	28	30

EBITDA (d)
Ethylene, Co-Products & Derivatives	$397	$486	$438
PO & Related Products	175	146	104
Inorganic Chemicals	44	47	26
Refining (c)	193	146	7

Capital expenditures
Ethylene, Co-Products & Derivatives	$23	$37	$52
PO & Related Products	15	11	8
Inorganic Chemicals	10	5	21
Refining	60	34	55

(a)	See Table 8 for a reconciliation of segment information for the three months ended March 31, 2006 and 2005 and for the three months ended December 31, 2005 to consolidated Lyondell financial information. The Refining information presented above represents the operating results of LCR on a 100% basis. See Tables 20 through 22 for additional LCR financial information.
(b)	Sales include sales to affiliates and intersegment sales.
(c)	Includes an $8 million charge for the three months ended March 31, 2006 representing reimbursement to Lyondell of legal fees and expenses paid by Lyondell on behalf of LCR related to the settlement.
(d)	See Table 9 for reconciliation of segment EBITDA to net income.

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Table 7 - Selected Segment Sales Volumes (a) (b)

	For the three months ended
	March 31,		December 31, 2005
	2006	2005
Ethylene, Co-Products and Derivatives (in millions)
Ethylene and derivatives (pounds)	2,871	2,908	2,799
Polyethylene included above (pounds)	1,333	1,337	1,258
Co-products, nonaromatic (pounds)	1,966	2,034	1,953
Aromatics (gallons)	89	102	103

PO and Related Products (in millions)
PO and derivatives (pounds)	834	884	831
Co-products:
Styrene monomer (pounds)	982	982	905
MTBE and other TBA derivatives (gallons)	297	283	300

Inorganic Chemicals (thousand metric tons)
TiO2	151	142	162

Refined products (thousand barrels per day)
Gasoline	113	117	66
Diesel and heating oil	105	88	63
Jet fuel	10	20	8
Aromatics	8	8	8
Other refined products	114	87	90

Total refined products volumes	350	320	235

Refinery Runs
Crude processing rates (thousand barrels per day)
Crude Supply Agreement	221	219	146
Other crude oil	40	43	23

Total crude oil	261	262	169

(a)	The Refining information presented above represents the operating results of LCR on a 100% basis.
(b)	Sales volumes include sales to affiliates and intersegment sales.

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Table 8 - Reconciliation of Segment Information to Consolidated Lyondell Financial Information

(Millions of dollars)	Sales and other operating revenues	Operating income (loss)	Depreciation and amortization	Capital expenditures
For the three months ended March 31, 2006:

Segment Data
Ethylene, Co-Products & Derivatives	$3,152	$299	$98	$23
PO & Related Products	1,644	117	56	15
Inorganic Chemicals	342	20	24	10
Other (a)	(381)	(4)	3	—

Total	$4,757	$432	$181	$48

For the three months ended March 31, 2005:

Segment Data
Ethylene, Co-Products & Derivatives	$2,974	$392	$95	$37
PO & Related Products	1,523	89	58	11
Inorganic Chemicals	318	21	24	5
Other (a)	(375)	(1)	1	2

Total	$4,440	$501	$178	$55

For the three months ended December 31, 2005:

Segment Data
Ethylene, Co-Products & Derivatives	$3,380	$337	$102	$52
PO & Related Products	1,645	35	58	8
Inorganic Chemicals	355	(3)	22	21
Other (a)	(380)	(6)	2	3

Total	$5,000	$363	$184	$84

(a)	Includes elimination of intersegment sales and items not allocated to segments.

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Table 9 - Reconciliation of Segment EBITDA to Net Income

	For the three months ended
	March 31,		December 31, 2005
(Millions of dollars)	2006	2005
LYONDELL
Segment EBITDA:
Ethylene, Co-Products & Derivatives	$397	$486	$438
PO & Related Products	175	146	104
Inorganic Chemicals	44	47	26
Other (b)	72	(11)	(20)
Add:
Income (loss) from equity investment in LCR	91	67	(16)
Deduct:
Depreciation and amortization	(181)	(178)	(184)
Charges related to impairment of assets	(2)	(2)	(7)
Interest expense, net	(128)	(158)	(141)
Provision for income taxes	(178)	(143)	(59)

Lyondell net income	$290	$254	$141

Refining EBITDA (a)	$193	$146	$7
Deduct:
Depreciation and amortization	(31)	(28)	(30)
Interest expense, net	(11)	(8)	(12)

LCR net income (loss)	$151	$110	$(35)

(a)	The Refining information presented represents the operating results of LCR on a 100% basis. See Tables 20 through 22 for additional LCR financial information.
(b)	Includes $74 million representing the net payments received by Lyondell in resolution of various matters among Lyondell, CITGO and Petroleos de Venezuela, S.A. and their respective affiliates for the three months ended March 31, 2006.

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Table 10 - Lyondell Unaudited Income Statement Information

	For the three months ended
	March 31,		December 31, 2005
(Millions of dollars, except per share data)	2006	2005
Sales and other operating revenues	$4,757	$4,440	$5,000
Cost of sales	4,171	3,784	4,469
Charges related to toluene diisocyanate plant	—	—	24
Selling, general and administrative expenses	131	132	121
Research and development expenses	23	23	23

Operating income	432	501	363
Income (loss) from equity investment in LCR	91	67	(16)
Income (loss) from other equity investments	(1)	1	(1)
Interest expense, net	(128)	(158)	(141)
Other income (expense), net	74	(14)	(5)

Income before income taxes	468	397	200
Provision for income taxes	178	143	59

Net income	$290	$254	$141

Basic earnings per share:	$1.18	$1.04	$0.57

Diluted earnings per share:	$1.12	$0.98	$0.54

Weighted average shares (in millions):
Basic	246.9	244.5	246.7

Diluted	259.3	259.8	260.3

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Table 11 - Lyondell Unaudited Cash Flow Information

	For the three months ended March 31,
(Millions of dollars)	2006	2005
Net income	$290	$254
Adjustments:
Depreciation and amortization	181	178
Income from equity investments	(90)	(68)
Distributions of earnings from affiliates	70	67
Deferred income taxes	77	115
Debt prepayment charges and premiums	—	12
Changes in assets and liabilities:
Accounts receivable	46	(332)
Inventories	(187)	(136)
Accounts payable	(47)	130
Other, net	(77)	(59)

Cash provided by operating activities	263	161

Expenditures for property, plant and equipment	(48)	(55)
Distributions from affiliates in excess of earnings	—	35
Contributions and advances to affiliates	(37)	(30)
Other	—	3

Cash used in investing activities	(85)	(47)

Repayment of long-term debt (a)	(446)	(211)
Dividends paid	(56)	(55)
Proceeds from stock option exercises	2	34
Other	2	(2)

Cash used in financing activities	(498)	(234)

Effect of exchange rate changes on cash	2	5

Decrease in cash and cash equivalents	$(318)	$(115)

(a)	Includes prepayment premiums in the three months ended March 31, 2006 and 2005 of $9 million and $10 million, respectively.

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Table 12 - Lyondell Unaudited Balance Sheet Information

(Millions of dollars)	March 31, 2006	December 31, 2005
Cash and cash equivalents	$275	$593
Accounts receivable, net	1,656	1,677
Inventories	1,865	1,657
Prepaid expenses and other current assets	131	176
Deferred tax assets	346	198

Total current assets	4,273	4,301
Property, plant and equipment, net	6,494	6,530
Investments and long-term receivables:
Investment in PO joint ventures	786	776
Investment in and receivable from LCR	233	186
Other investments and long-term receivables	110	114
Goodwill, net	2,230	2,245
Other assets, net	802	828

Total assets	$14,928	$14,980

Current maturities of long-term debt	$21	$319
Accounts payable	1,426	1,453
Accrued liabilities	753	797

Total current liabilities	2,200	2,569
Long-term debt	5,814	5,974
Other liabilities	1,836	1,786
Deferred income taxes	1,618	1,463
Minority interest	163	180
Stockholders’ equity (247,313,692 and 247,050,234 shares outstanding at March 31, 2006 and December 31, 2005, respectively)	3,297	3,008

Total liabilities and stockholders’ equity	$14,928	$14,980

Table	13 - Lyondell Selected Equity Investment Activity

(Millions of dollars)	For the three months ended March 31, 2006	For the twelve months ended December 31, 2005
Investment in LCR, beginning of period	$(90)	$(37)
Lyondell’s share of LCR net income	91	123
Cash distributions from LCR	(70)	(303)
Cash contributions to LCR	23	128
Other	—	(1)

Investment in LCR, end of period	$(46)	$(90)

	March 31, 2006	December 31, 2005
Investment in and receivable from LCR
Investment in LCR	$(46)	$(90)
Note receivable from LCR	229	229
Interest receivable on Note	50	47

Total	$233	$186

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Tables 14 through 22 represent additional financial information on a 100% basis for Equistar, Millennium and LCR.

Table 14 - Equistar Unaudited Income Statement Information (a)

	For the three months ended March 31,
(Millions of dollars)	2006	2005
Sales and other operating revenues (b)	$3,036	$2,861
Cost of sales	2,670	2,417
Selling, general and administrative expenses	48	50
Research and development expenses	8	8

Operating income	310	386
Interest expense, net	(53)	(54)
Other expense, net	(1)	—

Net income (c)	$256	$332

(a)	Represents information for Equistar on a stand-alone basis and does not reflect purchase accounting adjustments.
(b)	Sales and other operating revenues include sales to affiliates.
(c)	As a partnership, Equistar is not subject to federal income taxes.

Table 15 - Equistar Unaudited Balance Sheet Information (a)

(Millions of dollars)	March 31, 2006	December 31, 2005
Cash and cash equivalents	$33	$215
Accounts receivable, net	892	924
Inventories	801	657
Prepaid expenses and other current assets	43	53

Total current assets	1,769	1,849
Property, plant and equipment, net	3,022	3,063
Investments	57	58
Other assets, net	334	350

Total assets	$5,182	$5,320

Current maturities of long-term debt	$—	$150
Accounts payable	782	735
Accrued liabilities	182	275

Total current liabilities	964	1,160
Long-term debt	2,160	2,161
Other liabilities and deferred revenues	419	416
Partners’ capital	1,639	1,583

Total liabilities and partners’ capital	$5,182	$5,320

(a)	Represents information for Equistar on a stand-alone basis and does not reflect purchase accounting adjustments.

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Table 16 - Equistar Unaudited Cash Flow Information (a)

	For the three months ended March 31,
(Millions of dollars)	2006	2005
Net income	$256	$332
Adjustments:
Depreciation and amortization	82	79
Changes in assets and liabilities:
Accounts receivable	35	(268)
Inventories	(144)	(71)
Accounts payable	46	149
Other, net	(86)	(87)

Cash provided by operating activities	189	134

Expenditures for property, plant and equipment	(22)	(35)
Proceeds from sales of assets	—	3

Cash used in investing activities	(22)	(32)

Repayment of long-term debt	(150)	(1)
Distributions to owners	(200)	—
Other	1	—

Cash used in financing activities	(349)	(1)

Increase (decrease) in cash and cash equivalents	$(182)	$101

(a)	Represents information for Equistar on a stand-alone basis and does not reflect purchase accounting adjustments.

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Table 17 - Millennium Unaudited Income Statement Information (a)

	For the three months ended
(Millions of dollars)	March 31, 2006	March 31, 2005
Sales and other operating revenues (b)	$484	$453
Cost of sales	438	365
Selling, general and administrative expenses	36	43
Research and development expenses	6	6
Asset impairments	2	2

Operating income (loss)	2	37
Interest expense, net	(32)	(24)
Other income (expense), net	(9)	(9)

Income (loss) before equity investment, minority interest and income taxes	(39)	4
Income from equity investment in Equistar	75	98

Income before income taxes and minority interest	36	102
Provision for income taxes	2	37

Income (loss) before minority interest	34	65
Minority interest	(1)	(1)

Net income (loss)	$33	$64

(a)	Represents information for Millennium on a stand-alone basis and does not reflect purchase accounting adjustments.
(b)	Sales and other operating revenues include sales to affiliates.

Table 18 - Millennium Unaudited Balance Sheet Information (a)

(Millions of dollars)	March 31, 2006	December 31, 2005
Cash and cash equivalents	$99	$279
Accounts receivable, net	366	361
Inventories	427	429
Prepaid expenses and other current assets	107	79

Total current assets	999	1,148
Property, plant and equipment, net	649	647
Investments in Equistar	480	464
Goodwill	104	104
Other assets, net	105	110

Total assets	$2,337	$2,473

Current maturities of long-term debt	$21	$169
Accounts payable	342	367
Accrued liabilities	169	156

Total current liabilities	532	692
Long-term debt	873	966
Other liabilities	647	644
Deferred income taxes	229	167
Minority interest	46	42
Stockholder’s equity (deficit) (100,000,000 shares authorized; 66,135,186 shares outstanding at March 31, 2006 and December 31, 2005)	10	(38)

Total liabilities and stockholders’ equity	$2,337	$2,473

(a)	Represents information for Millennium on a stand-alone basis and does not reflect purchase accounting adjustments.

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Table 19 - Millennium Unaudited Cash Flow Information (a)

	For the three months ended March 31,
(Millions of dollars)	2006	2005
Net income	$33	$64
Adjustments:
Asset impairments	2	2
Depreciation and amortization	27	26
Debt prepayment charges and premiums	7	—
Deferred income taxes	—	9
Income from equity investment in Equistar	(75)	(98)
Distributions of earnings from Equistar	59	—
Changes in assets and liabilities:
Accounts receivable	(2)	(14)
Inventories	7	(64)
Accounts payable	(30)	24
Other, net	44	21

Cash provided by (used in) operating activities	72	(30)

Expenditures for property, plant and equipment	(11)	(9)

Cash used in investing activities	(11)	(9)

Repayment of long-term debt	(244)	—
Contribution from Lyondell	—	6
Other	2	—

Cash provided by (used in) financing activities	(242)	6

Effect of exchange rate changes on cash	1	(2)

Decrease in cash and cash equivalents	$(180)	$(35)

(a)	Represents information for Millennium on a stand-alone basis and does not reflect purchase accounting adjustments.

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Table 20 - LCR Unaudited Income Statement Information

	For the three months ended
	March 31,		December 31, 2005
(Millions of dollars)	2006	2005
Sales and other operating revenues (a)	$2,094	$1,536	$1,440
Cost of sales	1,915	1,406	1,446
Selling, general and administrative expenses	17	12	17

Operating income (loss)	162	118	(23)
Interest expense, net	(11)	(8)	(12)

Net income (loss) (b)	$151	$110	$(35)

EBITDA (c)	$193	$146	$7

(a)	Sales and other operating revenues include sales to affiliates.
(b)	As a partnership, LCR is not subject to federal income taxes.
(c)	See Table 9 for reconciliation of LCR’s net income to EBITDA.

Table 21 - LCR Unaudited Balance Sheet Information

(Millions of dollars)	March 31, 2006	December 31, 2005
Total current assets	$458	$418
Property, plant and equipment, net	1,359	1,328
Other assets, net	81	86

Total assets	$1,898	$1,832

Current maturities of long-term debt	$5	$5
Other current liabilities	860	800
Long-term debt	438	439
Loans payable to partners	264	264
Other liabilities	115	113
Partners’ capital	216	211

Total liabilities and partners’ capital	$1,898	$1,832

Table 22 - LCR Unaudited Cash Flow Information

	For the three months ended March 31,
(Millions of dollars)	2006	2005
Cash flow from operations	$192	$240
Capital expenditures	60	34
Depreciation and amortization	31	28

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